EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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TF Financial Corporation


                                          Percentage         State of
Subsidiaries                                 Owned        Incorporation
------------                              ----------      -------------

Third Federal Savings Bank (a)                100%          United States

TF Investments Corporation (a)                100%          Delaware

Teragon, Inc.                                 100%          Delaware

Penns Trail Development Corporation (a)       100%          Delaware


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(a)        The operations of this  subsidiary  are included in the  consolidated
           financial   statements   contained  in  the  1997  Annual  Report  to
           Stockholders incorporated herein by reference.